Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 154	Trade Date: 11/1/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/4/2004

The date of this Pricing Supplement is November 1, 2004

CUSIP or Common Code:	41013NEW4	41013NEX2	41013NEY0	41013NEZ7	41013NFA1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$42,000.00	$110,000.00	$647,000.00	$180,000.00	$45,000.00

Proceeds to Issuer:	$41,769.00	$109,312.50	$641,824.00	$178,200.00	$44,437.50

Discounts and Commissions:	0.550%	0.625%	0.800%	1.000%	1.250%

Reallowance:	0.150%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.550%	99.500%	99.350%	99.250%	98.950%

Maturity Date:	5/15/2007	11/15/2007	11/15/2008	11/15/2009	11/15/2011

Stated Annual Interest Rate:	2.650%	2.800%	3.100%	3.350%	3.750%

Interest Payment Frequency:	Semi	Monthly	Monthly	Monthly	Quarterly

First Payment Date:	5/15/2005	12/15/2004	12/15/2004	12/15/2004	2/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 154	Trade Date: 11/1/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/4/2004

The date of this Pricing Supplement is November 1, 2004

CUSIP or Common Code:	41013NFB9	41013NFC7	41013NFE3	41013NFF0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$108,000.00	$413,000.00	$258,000.00	$2,477,000.00

Proceeds to Issuer:	$106,488.00	$407,218.00	$253,485.00	$2,415,075.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.900%	98.900%	98.600%	97.850%

Maturity Date:	11/15/2012	11/15/2012	11/15/2016	11/15/2029

Stated Annual Interest Rate:	3.900%	Step: 3.000% through 5/14/2007, and 5.750% thereafter (unless called)	4.750%	5.200%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	12/15/2004	12/15/2004	5/15/2005	5/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.	11/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.